Exhibit 4.1

[FORM OF FACE OF REGISTERED PUT WARRANT CERTIFICATE]

No. _____	CUSIP No. __________

[Unless and until it is exchanged in whole or in part for Warrants in definitive registered form, this Warrant Certificate and the Warrants evidenced hereby may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this Warrant Certificate is presented by an authorized representative of the Depositary (55 Water Street, New York) to Morgan Stanley or its agent for registration of transfer, exchange or payment, and any Warrant issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

MORGAN STANLEY

[Designation of Warrants]

NUMBER OF WARRANTS EVIDENCED BY THIS CERTIFICATE: [UP TO ____]1

CASH SETTLEMENT VALUE PER WARRANT (OR METHOD OF DETERMINING SAME):

[WARRANT PROPERTY:] 2

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1 Applies to global warrant certificates.

2 Only if the terms of the Warrants contemplate that the holder may deliver Warrant Property to exercise the Warrants.

[AMOUNT OF WARRANT PROPERTY
SALABLE PER WARRANT:]2

[PUT PRICE FOR SUCH SPECIFIED AMOUNT OF WARRANT PROPERTY PER WARRANT:]2

[METHOD OF DELIVERY OF ANY WARRANT PROPERTY TO BE DELIVERED FOR SALE UPON EXERCISE OF WARRANTS:] 2

DATES OF EXERCISE:

OTHER TERMS:

This Warrant Certificate certifies that _________, or registered assigns, is the Registered Holder of the number of [Designation of Warrants] (the “Warrants”) [specified above]3 [specified on Schedule A hereto]4.  Upon receipt by the Warrant Agent of this Warrant Certificate, the exercise notice on the reverse hereof (or an exercise notice in substantially identical form delivered herewith)(the “Exercise Notice”), duly completed and executed, except in the case of any automatic exercise, and the Amount of Warrant Property saleable per Warrant set forth above, adjusted, if applicable, as set forth above, for each Warrant to be exercised, delivered as set forth above at the Warrant Agent’s Window, Attention: Tender Department, in the Borough of Manhattan, The City of New York (which is, on the date hereof, 101 Barclay Street, 7W New York, New York 10286, Attention: Tender Department), each Warrant evidenced hereby entitles the Registered Holder hereof to receive, subject to the terms and conditions set forth herein and in the Warrant Agreement (as defined below), from Morgan Stanley (the “Company”) the [Cash Settlement Value] [Put Price]5 per Warrant specified above.

Unless otherwise indicated above, a Warrant will not require or entitle a Warrantholder to sell or deliver to the Company, nor will the Company be under any obligation to, nor will it, purchase or take delivery from any Warrantholder of, any Warrant Property, and upon exercise of a Warrant, the Company will make only a cash payment in the amount of the Cash Settlement Value or Put

________________________
3 Applies to definitive warrant certificates.

4 Applies to global warrant certificates.

5 Only if the terms of the Warrants contemplate that the holder may deliver Warrant Property to exercise the Warrants.

Price per Warrant.  Warrantholders will not receive any interest on any Cash Settlement Value.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

 IN WITNESS WHEREOF, Morgan Stanley has caused this instrument to be duly executed.

Dated: ______________________

MORGAN STANLEY

By:
Name:
Title:

Attest:

By: _________________________
Assistant Secretary

Countersigned as of the date above written:

THE BANK OF NEW YORK,
as Warrant Agent

By: _________________________
Authorized Signatory

[FORM OF REVERSE OF REGISTERED PUT WARRANT CERTIFICATE]

MORGAN STANLEY

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of November 1, 2004  (the “Warrant Agreement”), between the Company and The Bank of New York, a New York banking corporation, (as successor to JPMorgan Chase Bank N.A., (formerly known as JPMorgan Chase Bank)) (the “Warrant Agent”) and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate.  Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement.  A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.  The Warrants constitute a separate series of Warrants under the Warrant Agreement.

The Warrants are unsecured contractual obligations of the Company and rank pari passu with the Company’s other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

Subject to the provisions hereof and the Warrant Agreement, each Warrant may be exercised during the dates of exercise set forth on the face hereof by delivering or causing to be delivered this Warrant Certificate, the Exercise Notice, duly completed and executed, and the Exercise Property for each such Warrant to the Warrant Agent’s Window, in the Borough of Manhattan, The City of New York, which is, on the date hereof (unless otherwise specified herein), The Bank of New York, 101 Barclay Street, 7W New York, New York 10286, Attention: Tender Department, or at such other address as the Warrant Agent may specify from time to time.

Each Warrant entitles the Warrantholder to receive, upon exercise, the [Cash Settlement Value] [Put Price]6 per Warrant set forth on the face hereof.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

__________________
6 Only if the terms of the Warrants contemplate that the holder may deliver Warrant Property to exercise the Warrants.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.

[Designation of Warrants]

Exercise Notice

The Bank of New York
101 Barclay Street, 7W
New York, New York 10286

Attention:  Tender Department

The undersigned (the “Registered Holder”) hereby irrevocably exercises __________ Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Certificates, registered in the Registered Holder’s name, representing a number of Warrants at least equal to the number of Exercised Warrants[, and the Warrant Property with respect thereto].1

The Registered Holder hereby directs the Warrant Agent (a) to deliver the [Cash Settlement Value][Put Price] 1 per Warrant as follows:

and (b) if the number of Exercised Warrants is less than the number of Warrants represented by the enclosed Warrant Certificate, to deliver a Warrant Certificate representing the unexercised Warrants to:

Dated:
(Registered Holder)

By:
Authorized Signature
Address:
Telephone:

_________________
1 Only if terms of the Warrants contemplate that the holder may deliver Warrant Property to exercise the Warrants.

1

[If Warrant is a Global Warrant, insert this Schedule A.]

SCHEDULE A

[Designation of Warrants]

GLOBAL
WARRANT
SCHEDULE OF EXCHANGES

The initial number of Warrants represented by this Global Warrant is __________. In accordance with the Warrant Agreement [and the Unit Agreement] dated as of November 1, 2004 among the Issuer [and], The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), [as Unit Agent,] as Warrant Agent[, as Collateral Agent, and as Trustee under the Indenture referred to therein and the Holders from time to time of the Units described therein], the following [(A) exchanges of [the number of Warrants indicated below for a like number of Warrants to be represented by a Global Warrant that has been separated from a Unit (a “Separated Warrant”)]1 [the number of Warrants that had been represented by a Global Warrant that is part of a Unit (an “Attached Unit Warrant”) for a like number of Warrants represented by this Global Warrant]2 or] (B) reductions as a result of the exercise of the number of Warrants indicated below have been made:

Date of Exchange or Exercise	[Number Exchanged for Separated Warrants][8]	[Reduced Number Outstanding Following Such Exchange][1]	[Number of Attached Unit Warrants Exchanged for Warrants represented by this Separated Warrant][9]	[Increased Number Outstanding Following Such Exchange][2]	Number of Warrants Exercised	Reduced Number Outstanding Following Such Exercise	Notation Made by or on Behalf of Warrant Agent

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1 Applies only if this Global Warrant is part of a Unit.

2 Applies only if this Global Warrant has been separated from a Unit.